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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement on Form S-3 of UnionBanCal Corporation (filed pursuant to Rule 462(b) under the Securities Act of 1933) of our report dated February 2, 1999 appearing in Form 8-K of UnionBanCal Corporation dated February 5, 1999, and in Amendment No. 5 to Registration Statement No. 333-67579 dated February 19, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of Amendment No. 5 to Registration Statement No. 333-67579.

/s/ Deloitte & Touche LLP

San Francisco, California
February 22, 1999